January 2, 2017

______________
______________

Attention: _____

Dear Sirs:

This agreement (this “Agreement”) is being delivered to you in connection with that certain understanding by and among Great Basin Scientific, Inc., a Delaware corporation, with headquarters located at 420 E. South Temple, Suite 520, Salt Lake City, UT 84111 (the “Company”) and [       ]. (the “Holder”).

Reference is hereby made to that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Holder and certain other buyers signatory thereto (the “2016 SPA”), pursuant to which the Holder acquired (i) senior secured convertible notes (the “2016 Holder Notes”) and (ii) warrants to acquire shares of Common Stock as (the “2016 Holder Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the 2016 SPA or in the 2016 Holder Notes, as applicable.

The Holder, constituting the Required Holders under the 2016 Notes, and the Company hereby agree to amend the 2016 Notes pursuant to Section 19 of the 2016 Notes as set forth herein, which amendments shall be binding on the Holder and all holders of the Other Notes (the "Other Holders").

A new clause (c) shall be added to Section 18 of the 2016 Notes providing as follows:

"(c)Leak-Out.

(i)During the period commencing on January 3, 2017 (the “Effective Date”) and ending with close of trading on January 31, 2017, exclusive (such period, the "Restricted Period"), neither the Holder, nor any of its Buyer Trading Affiliates (as defined in the 2016 SPA), collectively, shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), more than the Holder's Pro Rata Share (as defined below) of the trading volume of Common Stock on the Principal Market (or such other primary market in which the Common Stock is then trading) as reported by Bloomberg for the applicable Date of Determination; provided, that the foregoing restrictions shall not apply to any actual “long” (as defined in Regulation SHO of the 1934 Act) sales by the Holder or any of its Buyer Trading Affiliates at a price greater than $2.50 per share (in each case, as adjusted for stock splits, stock dividends, stock combinations,

DOC ID - 25487278.5

recapitalizations or other similar events occurring after the Effective Date) (each such transfer a “Permitted Transfer”).  As used herein, "Holder's Pro Rata Share" means 40% of a percentage determined by multiplying 100 and a fraction (i) the numerator of which is the outstanding Principal amount of this Note on the Effective Date and (ii) the denominator of which is the sum of (x) the outstanding Principal amount of this Note and (y) the outstanding principal amounts of all Other Notes on the Effective Date.

(ii)Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of this Note or the Holder's Warrants (or any securities issuable upon conversion or exercise of this Notes or the Holder's Warrants, as applicable) (the “Restricted Securities”) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Section 18(c); provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement containing the same provisions as contained in this Section 18(c) (an “Assignee Agreement”) and sales of the Holder and its Buyer Trading Affiliates and all Assignees (other than Permitted Transfers) shall be aggregated for all purposes of this Section 18(c) and all Assignee Agreements."

For the avoidance of doubt, the Holder's Pro Rata Share for the Holder as of the date hereof is [    ]%.

A new sentence shall be added to the end of Section 8(d) of the 2016 Notes providing as follows:

"Notwithstanding anything in this Note to the contrary, from and after the delivery of any Pre-Installment Conversion Shares relating to an applicable Installment Date, the portion of an Installment Amount due on an applicable Installment Date equal to the product obtained by multiplying (x) the number of Pre-Installment Conversion Shares delivered by the Company to the Holder with respect to such Installment Date and (y) the Company Conversion Price as in effect on such Installment Date, shall not be allowed to be deferred by the Holder to a later Installment Date.  The foregoing shall not restrict the Holder's right to defer the remaining Installment Amount."

The Company hereby confirms and agrees that (i) except with respect to the amendment set forth in this Agreement as of the Effective Date, the 2016 Note and the other Transaction Documents (as defined in the 2016 SPA) shall continue to be, in full force and effect, (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein and (iii) as of the Effective Date, the 2016 Note will be deemed to be fully amended and restated to reflect the amendments set forth above.

DOC ID - 25487278.5

The Company shall, on or before 8:30 a.m., New York City time, on January 3, 2017, issue a Current Report on Form 8-K attaching this Agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby.  From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.  The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the date hereof without the express written consent of the Holder.  To the extent that the Company delivers any material, non-public information to the Holder without the Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.  The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying, promptly but in any event within five (5) Business Days of the date hereof, any such amount to Schulte Roth & Zabel LLP (the "Holder Counsel Expense") by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company.  The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Waiver are consummated.  Except as otherwise set forth above, each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing in accordance with the information set forth in the 2016 SPA.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

DOC ID - 25487278.5

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto may not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by the Holder

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pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose nor shall the Holder have any right of enforcement or otherwise against any Other Holder related hereto.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Securities (as defined in the 2016 SPA) or amendments to the terms of the 2016 Notes substantially in the form of this Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

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DOC ID - 25487278.5

Sincerely,

GREAT BASIN SCIENTIFIC, INC.

By: ____________________________

       Name: Jeffrey Rona

       Title: CFO

Agreed to and Acknowledged:

“HOLDER”

_____________________

By: _____________________

By: ____________________________

       Name:

Title:

DOC ID - 25487278.5

[Signature Page to Agreement]